UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 12, 2014 (May 6, 2014)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On May 6, 2014, the Compensation and Benefits Committee (the “C&B Committee”) of the Board of Directors (the “Board”) of Penn Virginia Corporation (the “Company”) determined that long-term compensation payable to executive officers of the Company in 2014 is as follows:

Name and Principal Position	Long-Term Compensation ($) (1)
H. Baird Whitehead	2,650,000
President and Chief Executive Officer
Steven A. Hartman	1,100,000
Senior Vice President and Chief Financial Officer
John A. Brooks	1,500,000
Executive Vice President and Chief Operating Officer
Nancy M. Snyder	1,000,000
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

(1)	The long-term compensation awards are comprised of 50% time-based restricted stock units payable in stock, 30% performance-based restricted stock units payable in cash and 20% stock options. The actual numbers of time-based restricted stock units awarded are based on the New York Stock Exchange closing price of the Company’s common stock on the date of grant. The actual numbers of performance-based restricted stock units awarded are based on a Monte Carlo simulation of potential outcomes. The actual numbers of stock options awarded are based on the value of such options on the date of grant using the Black-Scholes-Merton option-pricing formula.

Approval of Award Agreements

In connection with the approval of the grants of long-term compensation for the Company’s executive officers, the C&B Committee approved new forms of agreements for time-based restricted stock unit (“time-based unit”) awards, performance-based restricted stock unit (“performance-based unit”) awards and stock option grants made under the Company’s 2013 Amended and Restated Long-Term Incentive Plan (the “Equity Plan”). The only changes to the award agreements were to remove provisions therefrom (a) providing for the vesting of equity awards upon the grantee becoming retirement eligible, which was defined as reaching age 62 and completing 10 years of consecutive service with the Company or its affiliate and (b) limiting the payment of awards which would cause the grantee’s compensation to exceed the $1,000,000 limit on deductible compensation under section 162(m) of the Internal Revenue Code.

The other terms of the time-based units, the performance-based units and the stock options are materially consistent with the terms disclosed in the Company’s proxy statement for the Company’s 2014 Annual Meeting of Shareholders (the “Annual Meeting”).

In addition, the Committee approved the inclusion of additional provisions in the award agreements for the Nancy M. Snyder, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary. These provisions provide that notwithstanding the terms of Ms. Snyder’s existing Change of Location Severance Agreement which provide that all equity awards fully vest upon a covered termination, the equity awards would only vest on a pro rata basis upon a covered termination.

The forms of agreement for the time-based unit awards, performance-based unit awards and stock option grants will be filed as Exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 7, 2014. The following matters were voted upon by the shareholders at the Annual Meeting. Each such matter received the number of votes for or against, as well as the number of abstentions and broker non-votes, set forth below for such matter.

(1)	The election of six directors, each to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
John U. Clarke	45,827,239	929,583	31,847	9,443,975
Edward B. Cloues, II	45,380,977	1,348,964	58,728	9,443,975
Steven W. Krablin	43,720,356	2,927,443	140,870	9,443,975
Marsha R. Perelman	45,234,264	1,498,103	56,302	9,443,975
H. Baird Whitehead	45,365,794	1,365,076	57,799	9,443,975
Gary K. Wright	44,436,882	2,211,521	140,266	9,443,975

(2)	The approval of the advisory resolution approving executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
45,309,194	1,396,548	82,927	9,443,975

(3)	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
51,223,281	4,938,465	70,898	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2014

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

3